Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, FMC Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-10661, 33-7749, 33-41745, 33-48984, 333-18383, 333-24039, 333-62683, 333-69805, 333-65714 and 333-111456) and the Registration Statement on Form S-3 (No. 333-59543) of FMC Corporation of our reports dated March 9, 2005 relating to the consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule as listed in Item 15(a)(2), management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of FMC Corporation.

/s/    KPMG LLP

Philadelphia, Pennsylvania

March 9, 2005